Exhibit 4.1

THIS CERTIFIES THAT:
Shareholder Name
IS REGISTERED AS THE HOLDER OF:
**X**
SHARES:
Ordinary shares
SPECIMEN
of X shares, with a nominal value of twenty-five euro cent (EUR 0.25) each, of Arrival, a société anonyme governed by the laws of the Grand Duchy of Luxembourg, with registered office at 1, rue Peternelchen, L-2370 Howald, Grand Duchy of Luxembourg, incorporated following a deed of the undersigned notary, of 27 October 2020, published in the Luxembourg electronic platform of companies and associations (Recueil Electronique des Sociétés et Associations) number RESA_2020_246.1214 of 3 November 2020 and registered with the Luxembourg Register of Commerce and Companies under number B 248209 (the “Company”). This certificate assures his owner, as registered in the shareholders’ register of the Company, of any rights which, pursuant to the articles of incorporation, are attached to the ownership of the shares of the Company. It may be exchanged at any moment at the registered office of the Company or at the places designated by it against other certificates representing in total the same number of shares.
See reverse for certain definitions.
CERTIFICATE NUMBER:
XXXXXXXXXX
DATED:
DD.MM.YYYY
CUSIP:
XXXXXX XX X
AUTHORIZED SIGNATURES:
AVINASH RUGOOBUR
DIRECTOR
PETER CUNEO
DIRECTOR
KRISTEN O’HARA
DIRECTOR
REGISTERED SHARE CERTIFICATE
ARRIVAL
1, RUE PETERNELCHEN
L-2370 HOWALD
GRAND DUCHY OF LUXEMBOURG

DATED:
SIGNATURE(S) GUARANTEED:
The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program, pursuant to S.E.C. Rule 17Ad-15 under the securities exchange act of 1934, as amended (or any successor rule)).
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Arrival
The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall beheld subject to all the provisions of the Articles of Association of the Company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM: as tenants in common
TEN ENT: as tenants by the entireties
JT TEN: as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT:
Custodian
CUST
MINOR
under Uniform Gifts to Minors Act
STATE
Additional abbreviations may also be used though not in the above list.